Transaction Schedule
From 01-31-97 To 03-31-97

          Acct                Exec.
Date      ID   Trans       Qty          Price
--------  -----     -----     ------    ---------
02-28-97  baf  by    58,500   19.2654
02-28-97  bcm4 by     4,000   19.2654
02-28-97  bcm4 by     5,000   19.2654
02-28-97  bcm4 by     7,000   19.2654
02-28-97  bgi  by    30,000   19.2654
03-03-97  baf  by    41,500   19.9428
03-04-97  baf  by    48,000   19.7996
03-04-97  bcm4 by    15,000   19.7996
03-05-97  baf  by    12,500   19.8300
03-11-97  bcm4 sl     2,000   23.1250
03-24-97  baf  by     7,000   21.1250
03-26-97  baf  by   100,000   21.0000
03-26-97  baf  by    25,000   21.0000